UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): November 15, 2004

Harleysville National Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15237	23-2210237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

483 Main Street, Harleysville, PA        19438
                            (Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code: (215) 256-8851

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HARLEYSVILLE NATIONAL CORPORATION
CURRENT REPORT ON FORM 8-K

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 12, 2005, Harleysville National Corporation (the "Corporation") and The Harleysville National Bank and Trust Company, the wholly owned subsidiary of the Corporation (the "Bank"), and Walter E. Daller, Jr., President and Chief Executive Officer of the Corporation and Chairman of the board of directors, entered into a Consulting Agreement and General Release (the "Consulting Agreement"). The parties entered into the Consulting Agreement in connection with the announcement of Mr. Daller’s retirement, which is discussed further under Item 5.02 of this Current Report.

Among the terms of the Consulting Agreement: (1) Mr. Daller agreed to a general release to the Corporation and the Bank from any potential claims he could assert pursuant to his employment or his employment agreement, dated October 26, 1998, entered into by and among Mr. Daller, the Corporation and the Bank (the "Daller Employment Agreement"); (2) Mr. Daller will continue to serve as Chairman of the board of directors of the Corporation and the Bank; (3) from April 1, 2005 through March 31, 2008, Mr. Daller will provide consulting advice to the Corporation and Bank; (4) the term of the agreement will automatically extend for one additional year at the end of the initial three years and on every anniversary of the Consulting Agreement, unless notice to terminate is given 180 days prior to renewal; (5) Mr. Daller will receive $107,000 per year; (6) Mr. Daller will receive continuation of all life, disability, medical insurance and other normal health and welfare benefits for a period of five (5) years after the date of retirement; (7) Mr. Daller will receive dues and other expenses for membership at a country club. He will also receive an automobile, office space, and reimbursement of certain business expenses. The Consulting Agreement contains a restrictive covenant precluding Mr. Daller from engaging in competitive activities in a certain area and a provision preventing Mr. Daller from disclosing proprietary information about the Corporation.

The Consulting Agreement is attached as Exhibit 99.2 to this Current Report.

Harleysville Management Services, LLC, the wholly owned subsidiary of the Corporation ("HMS") entered into an employment agreement with Gregg J. Wagner, the current Executive Vice President and Chief Operating Officer of the Corporation that is effective January 1, 2005 (the "Wagner Employment Agreement"). The Wagner Employment Agreement was entered into in connection with Mr. Wagner’s promotion to President and Chief Operating Officer on January 1, 2005 and Mr. Wagner’s subsequent promotion to President and Chief Executive Officer of the Corporation on April 1, 2005, which is discussed under Item 5.02 of this Current Report. The terms of the Wagner Employment Agreement is set forth below.

HMS entered into an employment agreement with Michael B. High, the current Executive Vice President and Chief Financial Officer of the Corporation that is effective April 1, 2005 (the "High Employment Agreement"). The High Employment Agreement was entered into in connection with Mr. High’s promotion to Executive Vice President and Chief Operating Officer of the Corporation on April 1, 2005, which is discussed under Item 5.02 of this Current Report. The terms of the High Employment Agreement are set forth below.

The terms of the Wagner Employment Agreement and the High Employment Agreement (together the "Employment Agreements") are three years and will automatically extend for one additional year at the end of the first three years and on every anniversary of the Employment Agreements, unless notice to terminate is given 90 days prior to renewal. The Employment Agreements will automatically terminate for "Cause," as defined in the agreements, and all rights under the agreements will terminate. The

Employment Agreements will automatically terminate if the executives terminate the agreements for "Good Reason," as defined in the agreements, or are terminated by the Corporation without cause and the executives will receive (1) the greater of the compensation they would receive for remainder of the agreements’ terms or one year’s compensation and (2) participation in the Corporation’s benefit plans for twelve months. The Employment Agreements will automatically terminate upon the executives’ disability, as defined in the agreements, and they will receive employee benefits and an amount no greater than 70% of their compensation less amounts payable under any disability plan until they (1) return to work, (2) reach 65, or (3) die. The Employment Agreements will automatically terminate upon the death of the executives and any compensation remaining for the term of the agreements will be paid to the executives’ survivors. The Employment Agreements will automatically terminate upon voluntary termination of the agreements by the executives absent "Good Cause," as defined in the agreements. The executives will be entitled to participate in annual and long term incentive plans and employee benefit plans, receive four weeks of vacation each year, and receive a car allowance. If the executives are terminated or upon occurrence of other events following a "Change in Control," as defined in the agreements, the executives may receive up to 2.99 times their then current compensation and will continue participation in employee benefit plans. The Employment Agreements contain restrictive covenants precluding the executives from engaging in competitive activities in a certain area and provisions preventing the executives from disclosing proprietary information about the Corporation.

In addition to the terms above, under the terms of the Wagner Employment Agreement, Mr. Wagner agrees to resign his directorship if his employment is terminated.

The Employment Agreements are attached as Exhibits 99.3 and 99.4 to this Current Report.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Pursuant to the Consulting Agreement discussed in Item 1.01 to this Current Report, on March 31, 2005, the Daller Employment Agreement will terminate. According to the terms of the Consulting Agreement, Mr. Daller agreed to a general release of the Corporation and the Bank relating to any potential claims Mr. Daller might have under the Daller Employment Agreement. However, pursuant to the Daller Employment Agreement, the Corporation will pay Mr. Daller a lump sum equal to 1.5 times his "Agreed Compensation," as defined in the Daller Employment Agreement, on the date of his retirement. The Consulting Agreement and related termination of the Daller Employment Agreement are in connection with Mr. Daller’s retirement on March 31, 2005, which is discussed under Item 5.02 to this Current Report.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 15, 2004, the Corporation announced that Walter E. Daller, Jr., President and Chief Executive Officer of the Corporation, will retire from active management in the Corporation as Chief Executive Officer on March 31, 2005. Mr. Daller will relinquish the position of President of the Corporation on January 1, 2005. Mr. Daller will remain the Chairman of the board of directors of the Corporation and the Bank. Further, Mr. Daller has entered into a Consulting Agreement with the Corporation, the terms of which are discussed under Item 1.01 to this Current Report and attached hereto as Exhibit 99.2.

Gregg J. Wagner, age 44, the current Executive Vice President and Chief Operating Officer of the Corporation, will be promoted to President and Chief Operating Officer on January 1, 2005, and President

and Chief Executive Officer on April 1, 2005. Information regarding Mr. Wagner’s background and business experience is included in the press release attached hereto as Exhibit 99.1 and is incorporated by reference. Effective January 1, 2005, the Corporation and Mr. Wagner will enter into the Wagner Employment Agreement, the terms of which are discussed under Item 1.01 to this Current Report. The Wagner Employment Agreement is attached hereto as Exhibit 99.3.

Michael High, age 56, the current Executive Vice President and Chief Financial Officer of the Corporation, will be promoted to Executive Vice President and Chief Operating Officer of the Corporation on April 1, 2005. Mr. High will continue to serve as Chief Financial Officer until a replacement is hired. Information regarding Mr. High’s background and business experience is included in the press release attached hereto as Exhibit 99.1 and is incorporated by reference. Effective April 1, 2005, the Corporation and Mr. High will enter into the High Employment Agreement, the terms of which are discussed under Item 1.01 to this Current Report. The High Employment Agreement is attached hereto as Exhibit 99.4.

Further, on November 10, 2004, Mr. Wagner and Deb Takes, President and Chief Executive Officer of Harleysville National Bank, the wholly owned subsidiary of the Corporation, were elected to the board of directors of the Corporation, subject to regulatory requirements and will begin serving on the board of directors after January 1, 2005. It is not currently known on which committees they will serve.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number        Description

99.1	Press Release dated November 15, 2004, issued by Harleysville National Corporation.

99.2    Consulting Agreement and General Release dated November 12, 2004, between Harleysville National Corporation, The Harleysville National Bank and Trust Company and Walter E. Daller, Jr.

99.3    Employment Agreement dated January 1, 2005, between Harleysville Management Services, LLC and Gregg J. Wagner.

99.4    Employment Agreement dated April 1, 2005, between Harleysville Management Services, LLC and Michael High.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harleysville National Corporation

Date: November 16, 2004                      BY: /s/ Michael High

    Name:   Michael High
    Title:     Executive Vice President
   Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.

99.1	Press Release dated November 15, 2004, issued by Harleysville National Corporation.

       99.2  Consulting Agreement and General Release dated November 12, 2004, between Harleysville National Corporation, The Harleysville National Bank and Trust Company and Walter E. Daller, Jr.

       99.3  Employment Agreement dated January 1, 2005, between Harleysville Management Services, LLC and Gregg J. Wagner.

       99.4  Employment Agreement dated April 1, 2005, between Harleysville Management Services, LLC and Michael High.

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